Exhibit 21.1

Subsidiaries of the Company

The following is a list of the Company’s significant subsidiaries as of February 27, 2020,

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest

Genco Beauty Limited	Marshall Islands	100%
Genco Knight Limited	Marshall Islands	100%
Genco Vigour Limited	Marshall Islands	100%
Genco Prosperity Limited	Marshall Islands	100%
Genco Success Limited	Marshall Islands	100%
Genco Wisdom Limited	Marshall Islands	100%
Genco Progress Limited	Marshall Islands	100%
Genco Explorer Limited	Marshall Islands	100%
Genco Reliance Limited	Marshall Islands	100%
Genco Ship Management LLC	Delaware	100%
Genco Muse Limited	Marshall Islands	100%
Genco Surprise Limited	Marshall Islands	100%
Genco Investments LLC	Marshall Islands	100%
Genco Augustus Limited	Marshall Islands	100%
Genco Tiberius Limited	Marshall Islands	100%
Genco London Limited	Marshall Islands	100%
Genco Titus Limited	Marshall Islands	100%
Genco Constantine Limited	Marshall Islands	100%
Genco Hadrian Limited	Marshall Islands	100%
Genco Commodus Limited	Marshall Islands	100%
Genco Maximus Limited	Marshall Islands	100%
Genco Claudius Limited	Marshall Islands	100%
Genco Predator Limited	Marshall Islands	100%
Genco Warrior Limited	Marshall Islands	100%
Genco Hunter Limited	Marshall Islands	100%
Genco Charger Limited	Marshall Islands	100%
Genco Challenger Limited	Marshall Islands	100%
Genco Champion Limited	Marshall Islands	100%
Genco Cavalier LLC	Marshall Islands	100%
Genco Raptor LLC	Marshall Islands	100%
Genco Thunder LLC	Marshall Islands	100%
Genco Bay Limited	Marshall Islands	100%
Genco Ocean Limited	Marshall Islands	100%
Genco Avra Limited	Marshall Islands	100%
Genco Mare Limited	Marshall Islands	100%
Genco Spirit Limited	Marshall Islands	100%
Genco Aquitaine Limited	Marshall Islands	100%
Genco Ardennes Limited	Marshall Islands	100%
Genco Auvergne Limited	Marshall Islands	100%
Genco Bourgogne Limited	Marshall Islands	100%
Genco Brittany Limited	Marshall Islands	100%
Genco Languedoc Limited	Marshall Islands	100%

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest
Genco Loire Limited	Marshall Islands	100%
Genco Lorraine Limited	Marshall Islands	100%
Genco Normandy Limited	Marshall Islands	100%
Genco Picardy Limited	Marshall Islands	100%
Genco Provence Limited	Marshall Islands	100%
Genco Pyrenees Limited	Marshall Islands	100%
Genco RE Investments LLC	Marshall Islands	100%
Genco Rhone Limited	Marshall Islands	100%
Genco Defender Limited	Marshall Islands	100%
Genco Liberty Limited	Marshall Islands	100%
Genco Columbia Limited	Marshall Islands	100%
Genco Endeavour Limited	Marshall Islands	100%
Genco Resolute Limited	Marshall Islands	100%
Genco Weatherly Limited	Marshall Islands	100%
Genco Holdings Limited	Marshall Islands	100%
Genco Shipping Pte. Limited	Singapore	100%
Genco Shipping A/S	Denmark	100%
Baltic Trading Limited	Marshall Islands	100%
Baltic Bear Limited	Marshall Islands	100%
Baltic Breeze Limited	Marshall Islands	100%
Baltic Cougar Limited	Marshall Islands	100%
Baltic Cove Limited	Marshall Islands	100%
Baltic Fox Limited	Marshall Islands	100%
Baltic Hare Limited	Marshall Islands	100%
Baltic Hornet Limited	Marshall Islands	100%
Baltic Jaguar Limited	Marshall Islands	100%
Baltic Leopard Limited	Marshall Islands	100%
Baltic Lion Limited	Marshall Islands	100%
Baltic Mantis Limited	Marshall Islands	100%
Baltic Panther Limited	Marshall Islands	100%
Baltic Scorpion Limited	Marshall Islands	100%
Baltic Tiger Limited	Marshall Islands	100%
Baltic Wasp Limited	Marshall Islands	100%
Baltic Wind Limited	Marshall Islands	100%
Baltic Wolf Limited	Marshall Islands	100%